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                          PURCHASE AND SALE AGREEMENT

      This Purchase and Sale Agreement (this "Agreement") is made and entered into this 31st day of July 1999 by and between Cynet Holdings, LLC., a Texas limited liability company ("Seller") and CyNet, Inc., a Texas corporation ("Purchaser").

                                 Introduction

      Seller is the record and beneficial owner of 1,000 fully paid and nonassessable membership units (the "Membership Units") of Cynet Interactive, LLC., a Texas limited liability company (the "Company"), representing 100% of the outstanding membership interests of the Company.

                                  Article 1.
                     Purchase and Sale of Membership Units

      1.1 Purchase and Sale. On the terms and conditions set forth in this Agreement, and based on the covenants, warranties and representations of Purchaser set forth herein, Seller hereby agrees to sell, assign, transfer and deliver to Purchaser on the Closing Date, as herein defined, free and clear of all liens and encumbrances, and Purchaser, on the terms and conditions set forth herein and based on the covenants, warranties and representations of Seller set forth herein, hereby agrees to purchase from Seller on the Closing Date, the Membership Units.

      1.2 Consideration for Sale. In full consideration and payment for the sale, assignment, transfer and delivery of the Membership Units to Purchaser, Purchaser shall forgive, release, acquit and forever discharge the Company and Seller from any and all liabilities with respect to that certain $118,936 account receivable due Purchaser as of the date hereof as provided in Section
5.3 hereof.

                                  Article 2.
                            Closing and Deliveries

      2.1 Closing and Closing Date. The Closing of the sale and purchase of the Membership Units (the "Closing") contemplated by this Agreement is occurring simultaneous with the execution of this Agreement (the date of the Closing being herein referred to as the "Closing Date"). By their execution hereof, the parties acknowledge and agree that they have received all of the deliveries required by Section 2.3.

      2.2 Effective Date. The effective date of the conveyances contemplated hereby (the "Effective Date") for all purposes under this Agreement shall be July 31, 1999, regardless of the Closing Date.

      2.3 Deliveries at the Closing. At the Closing on the Closing Date, the following deliveries shall be made:

            (a) Seller will deliver to Purchaser certificate(s) representing the Membership Units, duly endorsed in blank by Seller or accompanied by a duly executed stock power(s)


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      in blank, in proper form for valid transfer to Purchaser in a manner satisfactory to legal counsel for Purchaser.

            (b) Seller and Purchaser will deliver any other certificates or documents required by this Agreement or reasonably requested by the other parties.

                                  Article 3.
                   Representations and Warranties of Seller

      Seller makes the following representations and warranties to Purchaser and to the Company as of the date hereof:

      3.1 Ownership of Membership Units. Seller is the record and beneficial owner of the Membership Units. The Membership Units owned by Seller are duly authorized, fully-paid and nonassessable, and validly issued and outstanding. Seller owns and holds, and will on the Closing Date own, hold and transfer to Purchaser, good and valid title to the Membership Units, free and clear of all liens, encumbrances, pledges, options, proxies, voting trusts, voting agreements, charges and assessments of any kind whatsoever. Seller has full right and power to sell, assign, exchange, transfer and deliver the Membership Units owned by Seller to Purchaser, as provided in this Agreement.

      3.2 Due Organization and Good Standing of the Company. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas, and the Company has all necessary corporate power and authority to own and operate its properties and conduct the business in which it is now engaged. The Company is qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the properties owned or leased, or the nature of the business conducted by the Company, makes such qualification necessary, except where the failure to so qualify does not and will not have a material adverse effect on the Company or its business or operations.

      3.3 Authorization, Capacity and Enforceability. Seller has all requisite power, authority and capacity to enter into this Agreement. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller enforceable in accordance with its terms, except as such enforcement is subject to the effect of any applicable bankruptcy, insolvency, reorganization, or other law relating to or affecting creditors' rights.

      3.4 Capitalization. The Membership Units are owned by Seller, represent 100% of the outstanding membership interests of the Company and are fully-paid and nonassessable. There are no existing options, warrants, convertible securities or similar rights granted by the Company or Seller, or any commitments or agreements of any character to which the Company or Seller are a party, relating to the authorized or issued membership interests of the Company.

      3.5 Defaults or Other Violations. To the best of Seller' knowledge, the Company is not, and Seller by the performance of this Agreement will not be and will not cause the Company to be, in breach of any term or provision of or in default under any outstanding debt, indenture, mortgage, material contract or agreement to which the Company or Seller is a party, or to which any of them may be subject, or under any provision of the Company's Articles of Organization or Regulations


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which could have a materially adverse impact on the Company; and to the best of
Seller's knowledge, no event has occurred which with the lapse of time or action by a third party could result in such breach or default.

      3.6 Litigation. There are no actions, suits, claims, investigations or proceedings, pending or, to the knowledge of Seller, threatened, against the Company at law or in equity, or before any federal, state, municipal or other governmental agency, domestic or foreign, which actions, suits, claims or proceedings would materially adversely affect or may materially adversely affect the business or financial condition of the Company or its right or ability to carry on its business substantially as now conducted. The Company is not in default with respect to any order or decree of any court or of any governmental agency or instrumentality.

      3.7 Ownership and Sufficiency of Assets. The Company owns all of the properties and assets that it purports to own or reflected as owned in the books and records of the Company, including all of the properties and assets described on Schedule I of this Agreement, free and clear of all liens or encumbrances of any kind. The properties and assets of the Company are in good operating condition and repair, and are adequate for the uses to which they are being put, and are sufficient for the continued conduct of the Company's business after the Effective Date in substantially the same manner as conducted prior to the Closing Date.

      3.8 Taxes. All United States, foreign, state, county, local and other taxes, including without limitation income taxes, corporate franchise taxes, state sales taxes, and ad valorem taxes, due and payable by the Company on or before the Effective Date have been paid or will be paid by Seller, and the Company has filed all tax returns and reports required to be filed by it with such taxing authorities. The Company has no outstanding or unsatisfied deficiency assessments with respect to taxes.

      3.9 No Undisclosed Liabilities. The Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected in the Company's books and records, all of which have been delivered to Purchaser at or prior to the Closing.

      3.10 Compliance with Laws and Regulations. The Company has complied in all material respects with all laws, rules, regulations and orders applicable to its business, including but not limited to laws, rules, regulations and orders relating to hiring, wages, hours, employee benefit plans and programs and the payment of withholding and social security taxes.

      3.11 Permits, Consents. Seller has received all permits, authorizations, regulatory approvals and third party consents necessary for the consummation of the conveyances contemplated hereby.

      3.12 Finder's Fee. All negotiations relative to this Agreement and transactions contemplated thereby have been carried on by Seller directly with Purchaser, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finders fee or similar payment.


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      3.13 Consents. No consent from, other approval of, or filing with any governmental entity or any other person is necessary in connection with the execution, delivery or performance of this Agreement, and all other agreements or documents contemplated herein, by Seller.

                                  Article 4.
                  Representations and Warranties of Purchaser

      Purchaser makes the following representations and warranties to Seller as of the date hereof:

      4.1 Authorization, Capacity and Enforceability. Purchaser has all requisite power, authority and capacity to enter into this Agreement. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser enforceable in accordance with its terms, except as such enforcement is subject to the effect of any applicable bankruptcy, insolvency, reorganization, or other law relating to or affecting creditors' rights.

      4.2 Due Organization and Good Standing of Purchaser. Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas, and the Company has all necessary corporate power and authority to own and operate its properties and conduct the business in which it is now engaged. The Company is qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the properties owned or leased, or the nature of the business conducted by the Company, makes such qualification necessary, except where the failure to so qualify does not and will not have a material adverse effect on the Company or its business or operations.

      4.3 Authorization, Capacity and Enforceability. Purchaser has all requisite power, authority and capacity to enter into this Agreement. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser enforceable in accordance with its terms, except as such enforcement is subject to the effect of any applicable bankruptcy, insolvency, reorganization, or other law relating to or affecting creditors' rights.

      4.4 No Actions, Etc. There is no action, suit, proceeding or claim pending or threatened against Purchaser wherein an unfavorable decision, ruling or finding would render invalid or otherwise adversely effect the consummation of the transactions contemplated by this Agreement.

      4.5 Consents. No consent from, other approval of, or filing with any governmental entity or any other person is necessary in connection with the execution, delivery or performance of this Agreement, and all other agreements or documents contemplated herein, by Purchaser.

      4.6 Finder's Fee. All negotiations relative to this Agreement and transactions contemplated thereby have been carried on by Purchaser directly with Seller, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finders fee or similar payment.


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      4.7 Restricted Securities.

            (a) Purchaser is acquiring the Membership Units for investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act. Purchaser will refrain from transferring or otherwise disposing of any of the Membership Units, or any interest therein, in such manner as to cause Seller to be in violation of the registration requirements of the Securities Act or applicable state securities or "blue sky" laws. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquiring and owning the Membership Units. Purchaser is, as of the date hereof, an "accredited investor" as defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act and will be an accredited investor as of the Closing Date.

            (b) Purchaser has received copies of the Company's books and records covering the period from the Company's inception through the Closing Date as delivered by Seller.

                                  Article 5.
                             Additional Covenants

      5.1 Further Actions. Seller agrees to execute any reasonably requested consent actions attributable meetings of the members of the Company in order to update and make complete the minute book of the Company for meetings of the members held during the period of time that Seller was a member of the Company.

      5.2 Seller Release of Claims. Effective as of the Closing Date, Seller does hereby (i) release, acquit and forever discharge the Company from any and all liabilities, obligations, indebtedness, claims, demands, actions or causes of action arising from or relating to any event, occurrence, act, omission or condition occurring or existing on or prior to Closing Date, including, without limitation, any claim for indemnity or contribution from the Company in connection with the obligations or liabilities of the Seller hereunder; (ii) waives all breaches, defaults or violations of each agreement, if any, applicable to the Membership Units and agrees that any and all such agreements are terminated as of the Closing Date and (iii) waives any and all preemptive or other rights to acquire any membership interests of the Company and releases any and all claims arising in connection with any prior default, violation or failure to comply with or satisfy any such preemptive or other rights.

      5.3 Purchaser Release of Account Receivable. Effective as of the Closing Date, Purchaser does hereby release, acquit and forever discharge Seller from any and all liabilities, obligations, indebtedness, claims, demands, actions or causes of action arising from or relating to that certain $118,936 account receivable due Purchaser as of the date hereof.


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                                  Article 6.
                                Indemnification

      6.1 Indemnification by Seller. Seller shall indemnify, defend and hold Purchaser and the Company harmless from and against any and all losses, liabilities, damages, obligations, costs and expenses (including without limitation legal and other similar expenses) (collectively, "Damages") from, resulting by reason of or arising in connection with any inaccuracy in or breach or nonperformance of the agreements, covenants, representations or warranties made or to be performed by Seller pursuant to this Agreement.

      6.2 Indemnification by Purchaser. Purchaser shall indemnify, defend and hold Seller harmless from and against any and all Damages from, resulting by reason of or arising in connection with any inaccuracy, breach or nonperformance of the agreements, covenants, representations or warranties made or to be performed by Purchaser pursuant to this Agreement.

      6.3 Notice and Resolution of Claim. An indemnified party hereunder shall promptly give notice to the indemnifying party after obtaining knowledge of any claim against the indemnified party as to which recovery may be sought against the indemnifying party because of the indemnity set forth above, and, if such indemnity shall arise from the claim of a third party, shall permit the indemnifying party to assume the defense of any such claim or any litigation resulting from such claim. Failure by the indemnifying party to notify the indemnified party of its election to defend any such claim or action by a third party within thirty (30) days after notice thereof shall have been given to the indemnifying party shall be deemed a waiver by the indemnifying party of its right to defend such claim or action. If the indemnifying party assumes the defense of such claim or litigation resulting therefrom, the obligations of the indemnifying party hereunder as to such claim shall include taking all reasonable steps necessary in the defense or settlement of such claim or litigation resulting therefrom and defending and holding the indemnified party harmless from and against any and all losses, damages and liabilities caused by or arising out of any settlement approved by the indemnifying party or any judgment in connection with such claim or litigation resulting therefrom. The indemnifying party shall not, in the defense of such claim or any litigation resulting therefrom, consent to the entry of any judgment (except with the written consent of the indemnified party), or enter into any settlement (except with the written consent of the indemnified party), which does not include, as to the indemnified party and as an unconditional term thereof, a release by the third party from any and all liability in respect of such claim or litigation. The indemnified party will cooperate reasonably in the defense of the action or claim.

      6.4 Defense of Third Party Claim. If the indemnifying party does not assume the defense of any claim by a third party or litigation resulting therefrom, the indemnified party may, but shall have no obligation to, defend against such claim or litigation in any matter that it may deem appropriate and, unless the indemnifying party shall deposit with the indemnified party a sum equivalent to the total amount demanded in such claim or litigation plus the indemnified party's estimate of the cost of defending the same, the indemnified party may settle such claim or litigation on such terms as it may deem appropriate and the indemnifying party shall promptly reimburse the indemnified party for the amount of such settlement and for all losses or expenses, legal or otherwise, incurred by the indemnified party in connection with the defense against or settlement of such claim or litigation.


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      6.5 Payment. The indemnifying party shall promptly reimburse the indemnified party for the amount of any judgment rendered with respect to any claim by a third party in such litigation and for all reasonable expenses incurred directly by the indemnified party in connection with the defense against such claim or litigation, and for any other loss suffered or incurred with respect to the falsity or the breach of any representation, warranty, covenant or agreement (whether or not arising out of the claim of a third party).

                                  Article 7.
                                 Miscellaneous

      7.1 Further Assurances. The parties hereto shall execute and deliver all other appropriate supplemental agreements and other instruments, and take any other action necessary, to make this Agreement fully and legally effective, binding and enforceable as between them and as against third parties.

      7.2 Notices. All notices or requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and may be given by depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering such notice in person to such party (with signed receipt of such obtained). Notices given or served pursuant hereto shall be effective three (3) business days after such deposit or upon receipt by the party to be notified, whichever is earlier. All notices to be sent to the parties hereto shall be sent to or made at the addresses specified for the parties set forth opposite their names below. Each party may change its address for notice by the giving of notice thereof to the other party in the manner hereinabove stated.

      7.3 Amendment. This Agreement may be amended, modified or supplemented only by the written agreement of the parties hereto.

      7.4 Binding Effect. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

      7.5 Headings. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

      7.6 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof.

      7.7 Governing Law. The validity of this Agreement and any of its terms and provisions, as well as the rights and duties of the parties hereunder, shall be governed by the laws of the State of Texas (without regard to its conflicts of law doctrines) and the venue for any action to enforce or interpret this Agreement shall be in a court of competent jurisdiction located in Harris County, Texas.


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      7.8 Severability and Invalid Provisions. If any provision of this
Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provisions there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable and that shall not be more restrictive than the one severed herefrom.

      7.9 Survival of Representations and Warranties. All statements contained in any certificate, instrument, or other document delivered by any party pursuant to the provisions hereof shall be deemed representations and warranties by such party and the parties agree that all of their respective representations and warranties contained herein or in any certificate, instrument or other document shall survive the consummation of the transactions contemplated hereby and shall survive any investigation made by the parties with respect thereto.

      7.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 [Remainder of page intentionally left blank.]


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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above-written.

                                   SELLER:

                                   CYNET HOLDINGS, LLC

                                   By: /s/ Vincent W. Beale, Sr.
                                      ----------------------------------
                                        Vincent W. Beale, Sr., President

                                   Address for Purposes of Notice:

                                   12777 Jones Road, Suite 375
                                   Houston, Texas 77070


                                   PURCHASER:

                                   CYNET, INC.

                                   By: /s/ Wayne Schroeder
                                      ----------------------------------
                                   Wayne Schroeder, Director

                                   Address for Purposes of Notice:

                                   12777 Jones Road, Suite 400
                                   Houston, Texas 77070


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                                  SCHEDULE I

                                List of Assets